Exhibit 4.6

AMENDMENT TO SECURITY AGREEMENT

This Amendment to Security Agreement dated as of August 17, 2006 by and among Velocity Express Corporation, a corporation organized under the laws of the state of Delaware (the “Company”), and each of the subsidiaries of the Company identified under the caption “Subsidiary Guarantors” on the signature pages hereto (the “Subsidiary Guarantors” and, together with the Company, individually a “Grantor Party” and, collectively the “Grantor Parties”); to and in favor of Wells Fargo Bank, N.A., as Trustee (the “Trustee”) under the Indenture (the “Indenture”) dated as of July 3, 2006 between the Company and the Trustee.

BACKGROUND

The Company and the Subsidiary Guarantors identified on the signature page thereto (the “Original Subsidiaries”) executed and delivered a Security Agreement dated July 3, 2006 in favor of the Trustee (the “Security Agreement”). All capitalized terms used and not otherwise defined in this Amendment have the meanings given them in the Security Agreement and the Indenture.

On August 17, 2006, CD&L, Inc. merged into CD&L Acquisition Corp., an Original Subsidiary. As required by the terms of the Indenture, CD&L, Inc. and each Subsidiary of CD&L, Inc. (collectively, including CD&L, Inc., the “CD&L Subsidiaries”) executed and delivered a Guarantee in favor of the Trustee. As a consequence, each CD&L Subsidiary assumed, adopted and acceded to the Indenture and each of the Security Documents as a “Subsidiary Guarantor” and “Grantor Party.”

This Amendment is being entered into to amend the Annexes to the Security Agreement to reflect the addition of the CD&L Subsidiaries as Grantor Parties and their assets as Collateral. As such, no consent of Holders is required.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor Party hereby agrees in favor of the Trustee as follows:

1. Amended Annexes. Annexes 1 through 8 to the Security Agreement are hereby amended to conform to Annexes 1 through 8 to this Amendment.

2. Representations. The representations in the Security Agreement, as amended by this Amendment, are true.

3. Effect of Amendment. Except as expressly revised by this Amendment, all provisions of the Security Agreement remain in full force and effect.

4. Acknowledgment of Grantor Parties. Each of the CD&L Subsidiaries acknowledges that it is a Grantor Party, bound by the terms of the Security Agreement and other Security Documents and hereby grants to the Trustee a security interest in its respective interests in the Collateral.

Executed as of the August 17, 2006.

THE COMPANY
VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer
SUBSIDIARY GUARANTORS

VELOCITY EXPRESS, INC.

VXP MID-WEST, INC.

CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.

VELOCITY EXPRESS LEASING, INC.

VXP LEASING MID-WEST, INC.

CD&L, INC.

CLAYTON/NATIONAL COURIER SYSTEMS, INC.

CLICK MESSENGER SERVICE, INC.

OLYMPIC COURIER SYSTEMS, INC. SECURITIES COURIER CORPORATION

SILVER STAR EXPRESS, INC.

By:	/s/ Edward W. Stone
Name: Edward W. Stone Title: Chief Financial Officer

THE TRUSTEE WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner Title: Vice President

Signature page to Amendment to Security Agreement

2

ANNEX 1

FILING DETAILS

Current Legal Name (no trade names)	Type of Organization (corporation, limited liability company, etc.)	Jurisdiction of Organization	Organizational ID Number (if applicable)	Current Mailing Address	Place of Business or Location of Chief Executive Officer
Velocity Express Corporation	Corporation	Delaware	87-0355929	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

Velocity Express, Inc.	Corporation	Delaware	76-0424426	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

CD&L Inc.	Corporation	Delaware	22-3350958	80 Wesley Street, South Hackensack, NJ 07606	80 Wesley Street, South Hackensack, NJ 07606

VXP Leasing Mid-West, Inc.	Corporation	Delaware	76-0660846	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

VXP Mid-West, Inc.	Corporation	Delaware	76-0660845	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

Velocity Express Leasing, Inc.	Corporation	Delaware	76-0486733	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

Corporate Express Distribution Services, Inc.	Corporation	Michigan	38-1889687	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

Clayton/National Courier System	Corporation	Missouri	36-4046454	3390 Enterprise Drive, Hayward, CA 94545	3390 Enterprise Drive, Hayward, CA 94545

Click Messenger Service, Inc.	Corporation	New Jersey	22-3406117	104 Sunfield Avenue, Edison, NJ 08818-6443	104 Sunfield Avenue, Edison, NJ 08818-6443

Olympic Courier Systems, Inc.	Corporation	New York	13-3853847	185 Varick Street, New York, NY 10014	185 Varick Street, New York, NY 10014

Securities Courier Corporation	Corporation	New York	22-3400185	80 Wesley Street, South Hackensack, NJ 07606	80 Wesley Street, South Hackensack, NJ 07606

Silver Star Express, Inc.	Corporation	Florida	65-0618303	3026 North Commerce Parkway, Miramar, FL 33025	3026 North Commerce Parkway, Miramar, FL 33025

Annex 1 to Security Agreement

ANNEX 2

“NEW DEBTOR” EVENTS

None.

Annex 2 to Security Agreement

ANNEX 3

PLEDGED STOCK

Pledgor Party:    VELOCITY EXPRESS CORPORATION

Issuer	Certificate No(s).	Registered Owner	Shares Authorized/ Outstanding	Number of Shares Pledged
Velocity Express, Inc.	1	Velocity Express Corporation	10,000	10,000 shares common stock, par value $0.01 per share

CD&L, Inc.	1	Velocity Express Corporation	1000/100	100 shares common stock, par value $0.004 per share

Pledgor Party: VELOCITY EXPRESS, INC.

Issuer	Certificate No(s).	Registered Owner	Shares Authorized/ Outstanding	Number of Shares Pledged
Velocity Express Leasing, Inc. (f/k/a Velocity Express Leasing Southwest, Inc.)	1	Velocity Express, Inc.	1,000	1,000 shares common stock, par value $1.00 per share

VXP Mid-West, Inc.	1	Velocity Express, Inc.	1,000	1,000 shares common stock, par value $0.01 per share

Corporate Express Distribution Services, Inc.	1	Velocity Express, Inc.	1,000	1,000 shares common stock, par value $1.00 per share

USDS Canada Ltd.	A-3	Velocity Express, Inc.	100,000	65,000 shares Class A Common Stock

	B-7	Velocity Express, Inc.	22,410	14,567 shares of Class B Common Stock

	C-5	Velocity Express, Inc.	23,323	15,160 shares of Class C Common Stock

	D-4	Velocity Express, Inc.	15,871	10,317 shares of Class D Common Stock

Annex 3 to Security Agreement

Pledgor Party:    VXP Mid-West, Inc.

Issuer	Certificate No(s).	Registered Owner	Shares Authorized/ Outstanding	Number of Shares Pledged
VXP Leasing Mid-West, Inc.	1	VXP Mid-West, Inc.	1,000	1,000 shares common stock, par value $0.01 per share

Pledgor Party: CD&L, Inc

Issuer	Certificate No(s).	Registered Owner	Shares Authorized/ Outstanding	Number of Shares Pledged
Clayton/National Courier Systems	NC-1	CD&L, Inc.	55	55 shares common stock, no par value

Click Messenger Service, Inc.	NC-1	CD&L, Inc.	1000/100	100 shares common stock, no par value

Olympic Courier Systems, Inc.	NC-1	CD&L, Inc.	200/100	100 shares common stock, no par value

Securities Courier Corporation	NC-1	CD&L, Inc.	200/100	100 shares common stock, no par value

Silver Star Express, Inc.	NC-1	CD&L, Inc.	50	50 shares common stock, no par value

Annex 3 to Security Agreement

ANNEX 4

LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND

APPLICATIONS FOR COPYRIGHT REGISTRATIONS

NONE

Annex 4 to Security Agreement

ANNEX 5

LIST OF PATENTS AND PATENT APPLICATIONS

NONE

Annex 5 to Security Agreement

ANNEX 6

LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,

TRADEMARK AND SERVICE MARK REGISTRATIONS AND

APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

A. VELOCITY EXPRESS CORPORATION / VELOCITY EXPRESS INC.

Material U.S. Trademark Applications, Non-US Trademark Applications and Non-U.S. Trademark Registrations

NONE

Material U.S. Trademark Registrations

Owner	Trademark	Registration No.
Velocity Express Corporation	Relentless Reliability	2765219
Velocity Express Inc.	VXP	2660102
Velocity Express Inc.	Velocity	2817675
Velocity Express Inc.	Velocity Express	2684089

B. CD&L, INC.

Material Non-US Trademark Applications and Non-US Trademark Registrations

NONE

Material U.S. Trademark Registrations

Owner	Trademark	Registration No.
CD&L, Inc.	CD&L and Design	2534060
CD&L, Inc.	CD&L	2534061

Material U.S. Trademark Applications

Applicant	Trademark	Date	Serial No.	Status
CD&L, Inc.	The Total Package in Delivery	March 20, 2006	78-582577	Pending

Annex 6 to Security Agreement

ANNEX 7

LIST OF MATERIAL LICENSES AND OTHER USER AGREEMENTS

NONE

PROCEEDINGS / CLAIMS

On November 30, 2000, Velocity Express, Inc. entered into a Settlement Agreement with Velocity Courier, Inc. in connection with the parties’ use of certain “Velocity” trademarks. Pursuant to the terms of the settlement, Velocity Express, Inc. is permitted to use the Velocity trademarks anywhere in the United States except the City of Chicago and the territory that extends 50 miles from the Chicago city limits, but within the State of Illinois. The Settlement Agreement required Velocity Express, Inc. to amend its trademark applications to reflect this exclusion. The Company anticipates that it will initiate concurrent use proceedings in order to clarify territorial rights with respect to two “Velocity” trademark registrations (Velocity and Velocity Express).

Annex 7 to Security Agreement

ANNEX 8

PLEDGED DEBT

NONE

Annex 8 to Security Agreement